Exhibit 1.01

Standard BioTools Inc. Conflict Minerals Report

For The Reporting Period from January 1, 2023 to December 31, 2023

Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning Standard BioTools Inc.’s objectives for its conflict minerals policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that Standard BioTools Inc. files with the United States Securities and Exchange Commission (the “SEC”), including Standard BioTools Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 and its subsequent Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether Standard BioTools Inc. realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, Standard BioTools Inc. disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.

Introduction

This Conflict Minerals Report (this “Report”) for Standard BioTools Inc., formerly known as Fluidigm Corporation (“Standard BioTools”, the “Company”, “we” or “our”), covers the reporting period from January 1, 2023 to December 31, 2023 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at https://investors.standardbio.com/sec-filings. Information contained on, or that can be accessed through, our website does not constitute part of this Report and inclusion of our website address in this Report is an inactive textual reference only.

In 2010, the United States Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act relates to conflict minerals (as defined below) and requires companies subject to the Act to file a Form SD annually with the SEC to disclose whether columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, limited to tungsten, tantalum, tin, and gold (referred to as the “3TG minerals”, and, collectively, the “conflict minerals”), used in their products benefited, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG minerals contained in components used in our products.

Standard BioTools Background and Covered Products

Standard BioTools is driven by a bold purpose – unleashing tools to accelerate breakthroughs in human health. We have an established portfolio of essential, standardized next-generation technologies that help biomedical researchers develop medicines faster and better. As a leading solutions provider, we endeavor to provide reliable and repeatable insights in health and disease using our proprietary mass cytometry and microfluidics technologies, respectively that help transform scientific discoveries into better patient outcomes. Standard BioTools works with leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide, focusing on the most pressing needs in translational and clinical research, including oncology, immunology, and immunotherapy.

We distribute our systems through our direct sales force and support organizations located in North America, Europe, and Asia-Pacific, and through distributors or sales agents in several European, Latin American, Middle Eastern, and Asia-Pacific countries. Our manufacturing operations are located in Singapore and Canada. Our facility in Singapore manufactures our integrated fluidic circuits (IFCs) as well as our microfluidics instruments. Our mass cytometry instruments, assays and reagents are manufactured at our facility in Canada.

We have determined that one or more of the 3TG minerals may be necessary to the functionality or production of the following products we manufactured, or contracted to manufacture, as applicable, during 2023: our Access Array™, AccuLift™ Laser Capture Microdissection systems, Biomark™ HD, Biomark X™, C1™, CyTOF®, CyTOF XT™, EP1™, Flow Conductor™ sample prep, Helios™, Hyperion™ Imaging, Hyperion™ XTi Imaging, Juno™ and X9™, Dynamic Array ™, Advanta ™, Flex Six ™, Digital Array ™, qdPCR ™ , 48.Atlas ™ (collectively, “covered products”).

Our supply chain with respect to the covered products is complex, and there are many third parties in the supply chain between the original source of the 3TG minerals and the manufacture of the covered products. We do not purchase raw ore or unrefined 3TG minerals directly and make no purchases in the Covered Countries. As a result, and as described more fully below, we rely on our suppliers to provide information on the origin of the conflict minerals contained in our products.

Standard BioTools Reasonable Country of Origin Inquiry

In accordance with Rule 13p-1 and Form SD, we determined that one or more of the 3TG minerals may be necessary to the functionality or production of our systems and IFCs and that such 3TG minerals are incorporated into our products during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”). This good faith RCOI was reasonably designed to determine whether any of the 3TG minerals incorporated into our products originated in the Covered Countries.

Our RCOI consisted principally of submitting the conflict minerals reporting template (the “RMI Template”) prepared by the Responsible Minerals Initiative (“RMI”) to suppliers of components for our products that are considered necessary to the functionality or production of our products and for which any 3TG minerals may be included (“first tier suppliers”). We reviewed all responses for completeness, reasonableness, and consistency, and we followed up for corrections and clarifications as we determined appropriate.

Standard BioTools’s Due Diligence Process

Our due diligence measures were designed to conform, in all material respects, with the framework in the Organisation for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”). The objectives of our diligence initiative were to determine, to the best of our ability, whether any of the 3TG minerals are incorporated into our products; whether any such 3TG minerals incorporated into our products were necessary for the functionality and/or production of our products; the source and chain of custody of the 3TG minerals necessary for the functionality and/or production of our products; and whether any such 3TG minerals originated in the Covered Countries. In the event that 3TG minerals from the Covered Countries are found in our supply chain, we will take appropriate actions in a timely manner to resolve the situation.

Due diligence measures that we implemented included, but were not limited, to the following:

1.	Establishment of Internal Management Systems

a.	Conflict Minerals Policy. In 2013, we adopted a written policy relating to the use of conflict minerals in our supply chain. We have communicated this written policy to each of our first tier suppliers. A copy of the Standard BioTools Conflict Minerals Policy is publicly available at https://investors.standardbio.com/social-responsibility.

b.	Internal Management to Support Supply Chain Due Diligence. Our legal department has collaborated with members from our operations team in Singapore, Canada, and the United States in conflict minerals due diligence process.

c.	Controls and Transparency. As described above, we undertook an RCOI with respect to conflict minerals in our supply chain by providing the RMI Template to each of our first tier suppliers to gather information about their use of 3TG minerals, the smelters and refiners in their supply chain that are included in our products, and the countries of origin for 3TG minerals used in our products. We reviewed all responses for completeness, reasonableness, and consistency. We followed up for corrections and clarifications as we determined appropriate.

d.	Supplier Engagement. We continue to engage actively with our first tier suppliers to strengthen our relationship with them. We have communicated to our suppliers our commitment to source conflict minerals in a manner that does not, directly or indirectly, benefit armed groups in the Covered Countries. We will consider alternative arrangements for our supply needs if our suppliers are unable to cooperate in our due diligence efforts. In particular, as part of our supplier qualification process, we generally request conflict minerals information from each new supplier of potentially applicable products.

e.	Grievance Mechanism. Our code of conduct includes procedures for reporting violations of our policies, including our Conflict Minerals Policy. We provide mechanisms for anonymous reporting of violations or concerns about the conduct of our business, including the implementation and enforcement of our Conflict Minerals Policy.

2.	Identification and Assessment of Risks in the Supply Chain

As discussed above, we identified our first tier suppliers and relied on them to provide the necessary information about the use of 3TG minerals in the products we purchase and incorporate into the manufacture of our systems and IFCs, and the source of such 3TG minerals. Similarly, our first tier suppliers rely on information provided by their suppliers to provide information regarding the country of origin of 3TG minerals included in our products.

3.	Design and Implementation of a Strategy to Respond to Identified Risks

We have developed a formal risk management plan through which our conflict minerals program is managed and monitored. As part of this risk management plan, where applicable, we will review circumstances in which certain suppliers are unable to provide us with complete or reliable responses to the RMI Template including, without limitation, considering whether to continue such contract or relationship or find a replacement supplier.

4.	Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with any smelters or refiners in our supply chain. As a result, we do not and cannot conduct any audits directly. Instead, we support the development and implementation of independent third party audits of smelters such as the Responsible Minerals Assurance Process (“RMAP”), a voluntary initiative in which an independent third party audits smelters and refiners to determine if all of the minerals processed by the smelter or refiner originated from conflict free source. We encourage our suppliers to purchase materials from audited, conflict-free smelters and determining whether the smelters that were used to process these minerals were validated as conflict-free by RMAP.

5.	Report on Supply Chain Due Diligence

We publicly filed the Form SD and this Report with the SEC. A copy of this Report and the Form SD are publicly available at https://investors.standardbio.com/sec-filings.

Smelters and Refiners in Standard BioTools’s Supply Chain

We adopted RMI’s industry approach to trace the origin of 3TG minerals by identifying smelters, refineries, or recyclers and scrap supplier sources. We have leveraged industry initiatives such as RMAP, which provides us with verified information about the sourcing activities of the smelters and refiners in our supply chain.

As discussed above, we submitted the RMI Template to our first tier suppliers. Most of the responses received from our first tier suppliers provided information at company/division levels, rather than specific product/part number levels. As a result, we were unable to determine whether or to what extent any of the 3TG minerals reported as used by these first tier suppliers were contained specifically in components supplied to us. We also were unable to validate whether the smelters or refiners reported by such first tier suppliers are actually in our supply chain. Accordingly, based on information that was provided by our first tier suppliers or that was otherwise obtained through our due diligence process, we are unable to determine and describe all facilities used to process the 3TG minerals contained in our covered products.

Based on the information that was provided by our suppliers and otherwise obtained through the due diligence process, we believe that, to the extent reasonably determinable, the facilities that were used to process the 3TG minerals contained in the covered products included the smelters and refiners listed in Annex A attached hereto. This table excludes facilities that are not listed in the Smelter Reference List published by RMI as of May 20, 2024 (the “RMI Smelter Reference List”).

Because the RMI Smelter Reference List generally did not indicate individual countries of origin of the conflict minerals processed by smelters and refiners, we were not able to determine the countries of origin of the 3TG minerals processed by the listed smelters and refiners with greater specificity. Furthermore, as stated earlier, submission of these smelters by our first-tier suppliers does not guarantee that these smelters or refiners are present in Standard BioTools’s supply chain as our first tier suppliers were generally only able to provide company-level RMI Templates and were not able to provide product-level RMI Templates directly linking those smelters or refiners to such covered products. Therefore, based on our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the 3TG minerals contained in the covered products.

Additional Risk Factors

The statements above are based on the RCOI process and due diligence performed in good faith by Standard BioTools. These statements are based on the infrastructure and information available at the time the RCOI and due diligence process were performed. A number of factors could introduce errors or otherwise affect the accuracy of our 3TG mineral disclosures. These factors include, but are not limited to, gaps in supplier data; gaps in smelter data; errors or omissions by suppliers; errors or omissions by smelters; all instances of 3TG minerals necessary to the functionality or manufacturing of our products not yet having been identified; gaps in supplier education and knowledge; timeliness of data; public information not discovered during a reasonable search; errors in public data; language barriers and translation; supplier and smelter unfamiliarity with the protocols for identifying and sourcing potential 3TG minerals; oversight or errors in conflict free smelter audits; Covered Countries sourced materials being declared secondary materials; companies going out of business in 2023; certification programs being not equally advanced for all industry segments and metals; and smuggling of 3TG minerals from the Covered Countries to other countries; and the effects of COVID-19 and similar pandemics.

Future Steps

We have communicated our expectations to our first tier suppliers regarding our commitment to sourcing minerals for our products in a manner that does not, directly or indirectly, finance or benefit armed groups in the Covered Countries. Over the next year, we expect to continue to take steps to mitigate the risk that the necessary conflict minerals in our products could benefit armed groups in the Covered Countries. These steps may include further engagement with our relevant suppliers to build their knowledge and capacity so they are able to provide us with more complete and accurate information on the source and chain of custody of the 3TG minerals included in components and parts purchased by us and incorporated into our products.

Annex A

2023 Facility and Country List

Metal	Official Smelter Name	Smelter Country

Gold	8853 S.p.A.	Italy
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	African Gold Refinery	Uganda
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial LTDA	Brazil
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	Dongwu Gold Group	China
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of

Metal	Official Smelter Name	Smelter Country

Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	Geib Refining Corporation	United States
Gold	GG Refinery Ltd.	Tanzania
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Korea, Republic of
Gold	Impala Refineries – Base Metals Refinery (BMR)	South Africa
Gold	Impala Rustenburg	South Africa
Gold	Industrial Refining Company	Belgium
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation

Metal	Official Smelter Name	Smelter Country

Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MD Overseas	India
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metallix Refining Inc.	United States
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation

Metal	Official Smelter Name	Smelter Country

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Sam Precious Metals	United Arab Emirates
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sovereign Metals	India

Metal	Official Smelter Name	Smelter Country

Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi S.A.	Switzerland
Gold	WEEEREFINING	France
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	5D Production OU	Estonia
Tantalum	AMG Brasil	Brazil
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States

Metal	Official Smelter Name	Smelter Country

Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	PowerX Ltd.	Rwanda
Tantalum	QuantumClean	United States
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	DS Myanmar	Myanmar
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China

Metal	Official Smelter Name	Smelter Country

Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Mining Minerals Resources SARL	DRC- Congo (Kinshasa)
Tin	Minsur	Peru
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	Novosibirsk Tin Combine	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia

Metal	Official Smelter Name	Smelter Country

Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Super Ligas	Brazil
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin	VQB Mineral and Trading Group JSC	Viet Nam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic of
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China

Metal	Official Smelter Name	Smelter Country

Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic of
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Lianyou Resources Co., Ltd.	Taiwan
Tungsten	LLC Vostok	Russian Federation
Tungsten	MALAMET SMELTING SDN. BHD.	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Viet Nam
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam
Tungsten	Niagara Refining LLC	United States
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam
Tungsten	Unecha Refractory Metals Plant	Russian Federation
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China